Exhibit 99.1

E-Waste Systems, Inc. Provides Corporate Update

London, UK – January 09, 2013 --  E-Waste Systems, Inc. (OTCQB: EWSI), (the “Company”), an electronic waste management and reverse logistics services firm, is pleased to provide this update to its shareholders and the investment community. This release includes information about the Company’s plans and announcement of new corporate strategy developments.

Martin Nielson, CEO of E-Waste Systems, stated: “Consistent with our firm commitment to build a global integrated e-waste company, we have accomplished much in our first challenging year. We completed many of our planned tasks including building the foundation for a global e-waste brand. We also established partnerships with many quality e-waste companies in the form of teaming agreements, technology licensing, and other affiliations. During 2012, we announced the signing of letters of intent to acquire several companies. These acquisitions did not occur in time due to the unexpected erosion of our share price, which made the financing terms unacceptable. Management now believes that a revised capital structure is necessary and intends to implement changes in this direction starting in January. We are redoubling our efforts in support of our long term strategy to create a global e-waste brand in this rapidly growing $100 billion market, and we will aggressively pursue a new series of initiatives in 2013.”

EWSI growth initiatives for 2013 comprise the following key elements:

▪	Market Leading Brand: EWSI is the only pure play public e-waste company. The Company is taking steps to promote, enhance, and achieve the best brand, “eWaste”, in the industry.

▪	Global Reach: E-waste is a global problem and EWSI is committed to developing a leading global presence through its “eWaste” brand, with primary focus on the Americas, Europe, and Asia.

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Franchising and Affiliations: EWSI will accelerate developing partnerships with companies that share the same principles and which expand the geographic and service coverage of EWSI. These affiliations will help the Company grow rapidly and achieve a superior return on investment through lower capital outlay.

▪	Thought-Leading Business Development: Leveraging its network of contacts and affiliates, EWSI will target large customer and market segments with the most innovative and customized e-waste solutions.

▪
Management Services: EWSI will offer its expertise in professional management practices and modern systems to its expanding partner network. Additional focal areas include compliance, certification, brand protection, and data security.

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Proprietary Technology: EWSI is committed to developing and deploying a portfolio of proprietary technologies that can extract maximum value from e-waste while minimizing environmental impact. These include software solutions as well as separation, refining, and processing technologies applied to component materials and output streams such as plastics, precious metals, glass, carbon, and bio-materials.

▪
Joint Ventures and Acquisitions: Carefully selected acquisitions and joint ventures in the Americas, Europe, and Asia remain part of EWSI’s strategy. The acquisitions will be done opportunistically in a separate division in order to focus EWSI management on its main task of building its “eWaste” brand globally. These JV’s and acquisitions will be profit centers with local brand value, experienced management teams, and solid commercial relationships with clients of strategic interest to EWSI.

▪
Fair Trade: EWSI remains committed to the principles of Fair Trade. Opportunities to process end-of-life materials in countries with access to low cost of labor will be deployed to the fullest but only under the principles of at least living wages, the highest standards of environmental compliance, and corporate social responsibility suitably applied.

Mr. Nielson offered these views about the EWSI team and global expansion, “We are attracting increasingly professional and entrepreneurial talent. And, we will continue to seek and attract the best people and those companies who share our passion, vision, and knowledge of e-waste. We are also cementing our regional footprint in strategic geographies. For example, we are already a member of the Los Angeles Cleantech Incubator to pursue opportunities in the Southern California region and we will soon expand to Asia, which is the largest and fastest growing market for e-waste.”

Industry Expansion
The e-waste and reverse logistics market has become a $100B+ annual business (Source: Blumberg Associates), not including much of the resale of still usable goods that flood the marketplace as new updates in software and hardware are released. Furthermore, as environmental legislation and policies begin to set more stringent requirements for the disposal of these items, many analysts and practitioners expect e-waste to grow faster than any other waste stream over the next 5+ years. The benefits of e-waste management and recycling are many, including conservation of natural resources, creation of new jobs, prevention of environmental contamination by toxic chemicals, and reduction of energy requirements.

About E-Waste Systems, Inc.
E-Waste Systems, Inc. is the sole pure play public company in the emerging waste electrical and electronics equipment ("WEEE") industry. EWSI targets companies facing regulatory or other mandates for handling e-waste. EWSI leverages its network of affiliates to expand the services offered to customers, apply best practices in professional management, offer state-of-the-art engineering, and provide a truly global e-waste solution. Additional information, including the business plan summary, is available on the Company’s website, www.ewastesystems.com.

For more information as it happens, follow @EWasteSystemsIn on Twitter and Facebook. Or contact: Investor Relations at: ir@ewastesystems.com

Safe Harbor Statement: Certain statements and information included in this release may constitute "forward-looking statements" as defined in the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied in such statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in the Company's SEC filings. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.